Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated July 15, 2015 with respect to the audited financial statements of GroupCard BV for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

October 15, 2015